Exhibit 99.1

Tropicana Atlantic City
Commences 24-hour Internet Gaming at TropicanaCasino.com

ATLANTIC CITY, NJ (Nov. 25, 2013) - Tropicana Atlantic City Casino & Resort is pleased to announce the authorization from the New Jersey Division of Gaming Enforcement to commence continuous, 24-hour Internet gaming on the entertainment leader’s online gaming site, TropicanaCasino.com. Tropicana Atlantic City Online will showcase a variety of slot game options and classic casino table games at TropicanaCasino.com. To kick off the celebration, TropicanaCasino.com will offer a one-time $50.00 bounce back offer just for signing up.

“We’ve always differentiated our resort by offering more fun, value and variety. Tropicana Atlantic City Casino & Resort has something for everyone-including 50 distinctive dining, shopping and nightlife venues. We see the launch of TropicanaCasino.com as an expansion of this diversified experience for our loyal players and a chance for new players to enjoy the difference we offer, as well,” said Tony Rodio, President and CEO of Tropicana Entertainment Inc.

Tropicana Atlantic City Online will make online gaming easy, fun, safe and rewarding. With Community Jackpots totaling up to $30,000, players can win their share of up to $20,000 with one winner claiming the $10,000 grand prize. Players who sign up at TropicanaCasino.com will be entitled to a one-time $50.00 bounce back offer. Players will also be rewarded with both on-property and online incentives and the chance to participate in a variety of exciting promotions.

At midnight tonight, players can visit TropicanaCasino.com to register, log in and begin playing. Accounts can be funded through a credit card online, an instant bank transfer (ACH) or in person via cash or credit card at Tropicana Atlantic City Casino & Resort’s Casino Cage. To withdraw funds from an account, players can request any of the following: an instant bank transfer (ACH) direct to their bank account; a check to be mailed to their home; or an in-person withdrawal at Tropicana Atlantic City Casino & Resort’s Casino Cage.

In the interest of responsible gaming, Tropicana Atlantic City Online will offer players the ability to control their own deposit and spend limits, session times and cool-off periods at TropicanaCasino.com. Players also have the ability to suspend or close their accounts or voluntarily exclude themselves from the website. All participants must be 21 or older and physically located in New Jersey to play. If you or someone you know has a gambling problem and wants help, call 1-800-GAMBLER or visit www.800gambler.org.

Tropicana Atlantic City Casino & Resort, a premier resort in Atlantic City, is a 24-hour gaming destination located on the beach and the Boardwalk featuring The Quarter, a 200,000 square foot entertainment complex , 2,078 rooms and suites, more than 24 restaurants, 25 shops, 18 bars and lounges, 2 pools, an IMAX Theatre, and a spa. For more information, visit Tropicana Atlantic City’s official Web site at www.tropicana.net.

About Tropicana Entertainment
Tropicana Entertainment Inc. (the “Company”) is a publicly traded company that, through its subsidiaries, owns and operates eight casinos and resorts in Indiana, Louisiana, Mississippi, Nevada, New Jersey and Aruba. Tropicana properties collectively have approximately 6,385 employees, 6,040 rooms, 7,090 slot positions and 218 table games. The Company is based in Las Vegas, Nevada.

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements,” including statements about the Company’s plans, strategies, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the anticipated benefits, performance, safety features, player rewards and incentives, security features and other aspects of our new online gaming platform, and other statements that are not historical facts.  Such forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release, and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, without limitation, risks relating to the roll-out of the Company’s new online gaming platform to eligible players, risks associated with ensuring that the new platform adheres to regulatory requirements, including the requirement that eligible players physically reside in New Jersey, and other risks inherent in the Company’s new participation in online gaming endeavors.  Moreover, the Company’s business, including its online business, may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors.  Other factors that could adversely affect the Company’s business and prospects are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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